EXECUTION COPY

OMNIBUS AMENDMENT
TO THE
MASTER RECEIVABLES PURCHASE AGREEMENT AND FEE LETTER

THIS OMNIBUS AMENDMENT TO THE MASTER RECEIVABLES PURCHASE AGREEMENT AND FEE LETTER, dated as of April 11, 2014 (this “Amendment”), is entered into by and among T-MOBILE AIRTIME FUNDING LLC, a Delaware limited liability company, as funding seller (the “Funding Seller”), BILLING GATE ONE LLC, a Delaware limited liability company, as purchaser (the “Purchaser”), LANDESBANK HESSEN-THÜRINGEN GIROZENTRALE, a public law corporation incorporated under the laws of Germany, as bank purchasing agent and a bank purchaser (the “Bank Purchasing Agent”), T-MOBILE PCS HOLDINGS LLC, a Delaware limited liability company, as servicer (the “Servicer”), T-MOBILE US, INC., a Delaware corporation, as performance guarantor (the “Performance Guarantor” or “TMUS”), and THE BANK of TOKYO-MITSUBISHI UFJ, Ltd., a bank incorporated under the laws of Japan, as a bank purchaser (the “Bank Purchaser,” and together with the Bank Purchasing Agent, the “Bank Purchasers”). Capitalized terms used and not otherwise defined herein are used as defined in the Master Receivables Purchase Agreement (as defined below).

WHEREAS, the Funding Seller, the Purchaser, the Bank Purchasing Agent, the Servicer and the Performance Guarantor are parties to that certain Master Receivables Purchase Agreement, dated as of February 26, 2014 (the “Master Receivables Purchase Agreement”);

WHEREAS, the Funding Seller, the Purchaser, the Servicer, TMUS and the Bank Purchasers are parties to that certain Fee Letter, dated as of February 26, 2014 (the “Fee Letter”); and

WHEREAS, the parties hereto desire to amend the Master Receivables Purchase Agreement and the Fee Letter in certain respects as provided herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.Amendments to Section 1.1 of the Master Receivables Purchase Agreement.

A.Inclusion of the definition of “Charges”. Effective as of the date hereof Section 1.1 of the Master Receivables Purchase Agreement is amended by the insertion of the definition of “Charges” in the correct alphabetical order, which will read as follows:

““Charges” means, with respect to an Obligor, the amounts billed to such Obligor as reflected on the corresponding Invoice. ”

B.    Amendment to the definition of “Dilutions”. Effective as of the date hereof the definition of “Dilutions” set forth in Section 1.1 of the Master Receivables Purchase Agreement is amended and restated in its entirety to read as follows:

““Dilutions” means, with respect to any Purchased Receivable, the aggregate amount of any reductions or adjustments in the Outstanding Balance of such Receivable as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, any failure to provide services or any credit, rebate, sales allowance, discount or other adjustment or setoff.”

SECTION 2.Amendments to Section 2.4 of the Master Receivables Purchase Agreement. Effective as of the date hereof Section 2.4 of the Master Receivables Purchase Agreement is amended by the insertion of new clause (d), which will read as follows:

“(d) The parties hereto agree that the cash component of the Purchase Price of the Receivables paid to the Funding Seller from time to time shall be allocated, upon receipt, first to payment with of the Purchase Price of Receivables that, at such time, have been appropriately categorized as “earned” by the applicable Originator for accounting purposes.”

SECTION 3.Amendments to Article 4 of the Master Receivables Purchase Agreement. Effective as of the date hereof the following sections of Article 4 of the Master Receivables Purchase Agreement are hereby amended to read as follows:

(a)	Section 4.1 of the Master Receivables Purchase Agreement is amended and restated in its entirety to read as follows:

“Section 4.1    Commitment Fee. On each Settlement Date, the Purchaser shall be entitled to receive from Collections a commitment fee (the “Commitment Fee”) in an amount equal to the product of (a) the Commitment Fee Rate, (b) the Unused Part of the Funding Limit as of such Settlement Date, and (c) a fraction, (i) the numerator of which is the actual number of days elapsed during the most recently ended Accrual Period and (ii) the denominator of which is 360.”

(b)	Section 4.3(a) of the Master Receivables Purchase Agreement is amended and restated in its entirety to read as follows:

“Section 4.3    Servicer Fee.

(a) On each Settlement Date, the Servicer shall be entitled to receive a fee (the “Servicer Fee”) in an amount equal to the product of (a) 0.20%, (b) the Funded Amount on the immediately preceding Settlement Date (which, for purposes of the first Settlement Date, shall be deemed to have been the Closing Date Funded Amount), and (c) a fraction, (i) the numerator of which is the actual number of days elapsed during the most recently ended Accrual Period and (ii) the denominator of which is 360. If the

Servicer shall at any time cease to be a member of the T-Mobile Group, the Bank Purchasing Agent and such Servicer may agree to a different percentage per annum, but in no event in excess of 110% of the reasonable costs and expenses of the Servicer in administering and collecting the Purchased Receivables.”

SECTION 4.Amendments to Annex 3 of the Master Receivables Purchase Agreement.

A.Effective as of the date hereof clause (b) of Annex 3 of the Master Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(b)(i) The Outstanding Balance of such Receivable shall not cause the aggregate Outstanding Balance of all Purchased Receivables (not including Aged Receivables) due from the Obligor with respect to such Purchased Receivable to exceed $50,000 (it being understood that the Servicer will make this determination monthly as of the end of each Collection Period) and (ii) such Receivable does not relate to Charges in excess of $50,000 in the aggregate set forth on a related Invoice.”

B.Effective as of the date hereof clause (t) of Annex 3 of the Master Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(t) If purchased, such Receivable does not relate to Charges which would cause the percentage of the Charges related to Purchased Receivables billed in the related Collection Period to all Obligors that are individuals to be less than 51%”.

C.Effective as of the date hereof clause (u) of Annex 3 of the Master Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(u) If purchased, such Receivable does not relate to Charges which would cause the percentage of the Charges related to Purchased Receivables billed in the related Collection Period to all Obligors that are commercial Obligors to exceed 25% or the Obligors that are governmental entities to exceed 5%.”

D.Effective as of the date hereof clause (v) of Annex 3 of the Master Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(v) If purchased, such Receivable does not relate to Charges which would cause the percentage of the Charges related to

Purchased Receivables billed in the related Collection Period to all Obligors who are identified by the Funding Seller and the Bank Purchasing Agent as “subprime” (Obligors who are not considered part of the ABCL Credit Classes) to exceed 40% on more than two (2) consecutive Settlement Dates.

E.Effective as of the date hereof the introductory paragraph of clause (dd) of Annex 3 of the Master Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“(dd) If purchased, such Receivable does not relate to Charges which would cause the percentage of the Charges related to Purchased Receivables billed in the related Collection Period related to CCPC codes in any Designated State to exceed the maximum percentage specified below on more than two (2) consecutive Settlement Dates.”

SECTION 5.Amendment to Section 4 of the Fee Letter: Effective as of the date hereof Section 4 of the Fee Letter is hereby amended and restated in its entirety to read as follows:

“4. Administration Fee. The Funding Seller hereby agrees to pay to Helaba, for its own account, monthly in arrears on each Settlement Date prior to the Final Termination Date, a fee (the “Administration Fee”) in an amount equal to the product of (a) a per annum percentage equal to 0.08%, (b) the Funding Limit as of the date such payment is required to be made, and (c) a fraction, the numerator of which is the number of days elapsed during the most recently ended Accrual Period and the denominator of which is 360, accruing on each day from the date hereof until the Final Termination Date.”

SECTION 6.Each of the parties to the Master Receivables Purchase Agreement hereby agree and acknowledge that no Receivables relating to CCPCs associated with California or Ohio were sold by the Funding Seller to the Purchaser during the period from and including February 26, 2014 to and including March 31, 2014.

SECTION 7.Representations and Warranties. (i) Each of the parties hereto hereby represents and warrants that this Amendment constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and subject to the general principals of equity.

SECTION 8.Master Receivables Purchase Agreement and Fee Letter in Full Force and Effect as Amended. Except as specifically amended hereby, the Master Receivables

Purchase Agreement and the Fee Letter, as applicable, shall remain in full force and effect and is hereby ratified and reaffirmed by the parties hereto. All references to the Master Receivables Purchase Agreement and Fee Letter, as applicable, shall be deemed to mean the Master Receivables Purchase Agreement and Fee Letter as modified hereby. The parties hereto agree to be bound by the terms and conditions of the Master Receivables Purchase Agreement and Fee Letter, as applicable, as amended by this Amendment, as though such terms and conditions were set forth herein.

SECTION 9.Miscellaneous.

A.The section headings in this Amendment are for reference only and shall not affect the construction of this Amendment.

B.This Amendment may be executed by different parties on any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute on and the same agreement.

C.This Amendment may not be amended or otherwise modified except as provided in the Loan and Servicing Agreement.

D.THIS AMENDMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY THERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO OTHERWISE APPLICABLE PRINCIPALS OF CONFLICTS OF LAW, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, EXCEPT TO THE EXTENT THAT THE PERFECTION (OR THE EFFECT OF PERFECTION OR NON-PERFECTION) OF THE INTERESTS OF THE COLLATERAL AGENT IN THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties have caused this Omnibus Amendment to the Master Receivables Purchase Agreement and Fee Letter to be executed by their respective officers thereunto duly authorized, as of the date first above written.

T-MOBILE AIRTIME FUNDING LLC, as Funding Seller

By: /s/ J. Braxton Carter
Name: J. Braxton Carter
Title: Executive Vice President & Chief Financial Officer

[Signature Page to Omnibus Amendment to Master Receivables Purchase Agreement and Fee Letter]

BILLING GATE ONE LLC, as Purchaser
By: Billing Gate One Trust, as Manager
By: Wells Fargo Delaware Trust Company, National Association, solely as Trustee and not in its individual capacity
By: /s/ Sandra Battaglia
Name: Sandra Battaglia
Title: Vice President

[Signature Page to Omnibus Amendment to Master Receivables Purchase Agreement and Fee Letter]

LANDESBANK HESSEN-THÜRINGEN GIROZENTRALE, as Bank Purchaser and Bank Purchasing Agent

By: /s/ Martin Schelle
Name: Martin Schelle
Title: Senior Vice President

By: /s/ Bjoern Mollner
Name: Bjoern Mollner
Title: Vice President

[Signature Page to Omnibus Amendment to Master Receivables Purchase Agreement and Fee Letter]

T-MOBILE PCS HOLDINGS LLC, as Servicer

By: /s/ J. Braxton Carter
Name: J. Braxton Carter
Title: Executive Vice President & Chief Financial Officer

[Signature Page to Omnibus Amendment to Master Receivables Purchase Agreement and Fee Letter]

T-MOBILE US, INC., as Performance Guarantor

By: /s/ J. Braxton Carter
Name: J. Braxton Carter
Title: Executive Vice President & Chief Financial Officer

[Signature Page to Omnibus Amendment to Master Receivables Purchase Agreement and Fee Letter]

The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Bank Purchaser

By: /s/ Shinichi Harada
Name: Shinichi Harada
Title: General Manager

By: /s/ Masara Abe
Name: Masara Abe
Title: Deputy General Manager

[Signature Page to Omnibus Amendment to Master Receivables Purchase Agreement and Fee Letter]

ACKNOWLEDGED AND ACCEPTED:
KfW IPEX-Bank GmbH

By: /s/ Sven Wabbels
Name: Sven Wabbels
Title: Director

By: /s/ Sebastian Eberle
Name: Sebastian Eberle
Title: Vice President

[Signature Page to Omnibus Amendment to Master Receivables Purchase Agreement and Fee Letter]